EXHIBIT 32(b)

Certification

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350, the undersigned officer of The St. Paul Companies, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 2, 2004		Thomas A. Bradley
		Name:	Thomas A. Bradley
		Title:	Executive Vice President and
Chief Financial Officer